                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     May 12, 1999
                                                     ------------


                         INTERPLAY ENTERTAINMENT CORP.
                         -----------------------------
              (Exact Name of Registrant as Specified in Charter)

             DELAWARE                  0-24363             33-0102707
             --------                  -------             ----------
    (State or Other Jurisdiction     (Commission       (I.R.S. Employer
         of Incorporation)            File Number)      Identification No.)


              16815 Von Karman Avenue, Irvine, California   92606
              -------------------------------------------   -----
             (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code    (949) 553-6655
                                                      --------------


         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On May 12, 1999, Interplay Entertainment Corp. (the "Company") signed a letter of intent with Titus Interactive SA ("Titus") pursuant to which Titus will loan the Company $5 million (the "Loan"), and the Company and Titus will negotiate certain additional transactions, including the purchase of 6.25 million shares of the Company's Common Stock by Titus at a purchase price of $4 per share, and the swap by Brian Fargo, the Company's chairman and chief executive officer, of 2 million shares of Interplay Common Stock for an agreed upon number of Titus Shares. As part of the agreements to be negotiated under the letter of intent, Titus chairman and chief executive officer Herve Caen would become president of Interplay. Should the definitive agreements contemplated by the letter of intent not be entered into by the Company and Titus on or before August 31, 1999, the Loan must be repaid (together with interest at a rate of 6% per annum) by the Company, or, at the option of Titus, may be converted into shares of the Company's Common Stock. The Loan would be converted at a price equal to the average closing price of the Company's Common Stock on the Nasdaq National Market System for the ten days prior to the effective date of the registration of certain shares of the Company's Common Stock previously purchased from the Company by Titus. If the Loan is converted, the shares of the Company's Common Stock into which the Loan is converted would also be included in such registration. The letter of intent also amends the Stock Purchase Agreement dated March 18, 1999 between the Company and Titus to among other things, extend the period during which the Company may not negotiate or solicit the acquisition of the Company, its business or its assets by any person or entity other than Titus to August 31, 1999. Copies of the letter of intent and the convertible promissory note evidencing the Loan are attached as Exhibits 99.1 and 99.2, respectively, to this Report and are incorporated herein by this reference. A copy of the Company's press release announcing the letter of intent and the transactions contemplated thereby is attached as Exhibit 99.3 to this Report and incorporated herein by this reference.

Item 7. Financial Statements and Exhibits

      (a) Not Applicable.

      (b) Not Applicable.

      (c) Exhibits.  The following exhibits are filed as part of this Report.


          Exhibit Number      Description


               99.1 Letter of Intent dated May 12, 1999 and signed by Interplay Entertainment Corp and Titus Interactive SA.

               99.2 Convertible Promissory Note for $5 million dated May 12, 1999 and issued by Interplay Entertainment Corp to Titus Interactive SA.

               99.3 Press Release - May 12, 1999 - Interplay Signs Letter of Intent with Titus Interactive for $25 Million Equity Investment.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERPLAY ENTERTAINMENT CORP.



DATE:  June 2, 1999                 BY:  /s/ Brian Fargo
                                        --------------------
                                        Brian Fargo,
                                        Chief Executive Officer

                                 EXHIBIT INDEX


                                                                 Sequentially
Exhibit Number              Description                          Numbered Page
--------------              -----------                          -------------

   99.1           Letter of Intent dated May 12, 1999 and
                  signed by Interplay Entertainment Corp
                  and Titus Interactive SA.                             5

   99.2           Convertible Promissary Note for $5 million
                  issued by Interplay Entertainment Corp to
                  Titus Interactive SA.                                10

   99.3           Press Release - May 12, 1999-Interplay Signs
                  Letter of Intent with Titus Interactive for
                  $25 Million Equity Investment.                       14